Exhibit 16(a)

POWER OF ATTORNEY

The undersigned Susan J. Carter, Collette Chilton, Neil A. Cotty, Lena G. Goldberg, Henry R. Keizer, Cynthia A. Montgomery, Donald C. Opatrny, Mark Stalnecker, Kenneth L. Urish, Claire A. Walton, Robert Fairbairn and John M. Perlowski, Directors of BlackRock Funds III hereby authorize Benjamin Archibald, John M. Perlowski, Jay M. Fife, Jennifer McGovern and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-14, filed for BlackRock Funds III or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of BlackRock Funds III or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 17th day of May, 2024.

Signature	Title	Signature	Title

/S/ SUSAN J. CARTER		/S/ DONALD C. OPATRNY
SUSAN J. CARTER	Trustee	DONALD C. OPATRNY	Trustee

/S/ COLLETTE CHILTON		/S/ MARK STALNECKER
COLLETTE CHILTON	Trustee	MARK STALNECKER	Trustee

/S/ NEIL A. COTTY		/S/ KENNETH L. URISH
NEIL A. COTTY	Trustee	KENNETH L. URISH	Trustee

/S/ LENA G. GOLDBERG		/S/ CLAIRE A. WALTON
LENA G. GOLDBERG	Trustee	CLAIRE A. WALTON	Trustee

/S/ HENRY R. KEIZER		/S/ ROBERT FAIRBAIRN
HENRY R. KEIZER	Trustee	ROBERT FAIRBAIRN	Trustee

/S/ CYNTHIA A. MONTGOMERY		/S/ JOHN M. PERLOWSKI
CYNTHIA A. MONTGOMERY	Trustee	JOHN M. PERLOWSKI	Trustee